UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2010

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in charter)

Delaware	001-33631	56-2639586
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 3150

Houston, TX 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

(Registrant’s telephone number, including area code)

f/k/a Quicksilver Gas Services LP

801 Cherry Street

Suite 3400, Unit 20

Fort Worth, Texas 76102

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement.

Credit Agreement

On October 1, 2010, Crestwood Midstream Partners LP (f/k/a Quicksilver Gas Services LP) (the “Partnership”) entered into a credit agreement with the lenders party thereto, BNP Paribas as administrative agent and collateral agent, Banc of America Securities LLC, BNP Paribas Securities Corp. and RBC Capital Markets Corporation, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Royal Bank of Canada, as syndication agents, and UBS Securities LLC and The Royal Bank of Scotland PLC as co-documentation agents (the “Credit Agreement”).

The Credit Agreement provides for a five-year senior secured revolving credit facility for revolving loans, letters of credit and swingline loans in an aggregate amount not to exceed $400 million, subject to certain sublimits. If the Partnership meets certain conditions, it has the option to request incremental commitments in the form of term loans or an increase to the revolving commitments, in an aggregate amount of $100 million, subject to a pro forma leverage test being satisfied for aggregate increases in excess of $50 million and to existing or new lender(s) reasonably acceptable to the administrative agent providing the incremental commitments. The Partnership’s interest rate options under the facility include the London InterBank Offered Rate (“LIBOR”) and a base rate equal to the higher of: (i) 0.50% per year above the overnight federal funds effective rate, as published by the Federal Reserve Bank of New York, as in effect from time to time, (ii) the annual rate of interest in effect for that day as publicly announced by the administrative agent as its prime commercial lending rate for U.S. dollar loans and (iii) LIBOR for a one-month interest period plus 1.0% (the “Base Rate”). As the Leverage Ratio (defined below) increases, LIBOR margins for revolving loans increase in specified increments from 2.50% to a maximum of 3.50% and the Base Rate margins for revolving loans increase in specified increments from 1.50% to a maximum of 2.50%. Borrowings under the facility are guaranteed by the Partnership’s subsidiaries and are secured by substantially all of the assets of the Partnership and each of its subsidiaries. The Credit Agreement restricts the declaration or payment of dividends by the Partnership and also contains certain other restrictive covenants which, among other things, require the maintenance (measured on a four-quarter basis) of a maximum ratio of Consolidated Net Debt (as defined in the Credit Agreement) to EBITDA (as defined in the Credit Agreement) (the “Leverage Ratio”) and a minimum ratio of EBITDA to Cash Interest Expense (as defined in the Credit Agreement). The Credit Agreement also contains events of default that permit the acceleration of the loans and the termination of the Credit Agreement, including, but not limited to, payment defaults under the Credit Agreement, the breach of certain covenants, the breach of other covenants after applicable grace periods, the failure to pay material judgments, and the occurrence of bankruptcy, insolvency or change of control events.

As of October 1, 2010, there was $253,303,636.65 in outstanding borrowings under the Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Existing Credit Agreement

On October 1, 2010, concurrently with the closing of the transactions (the “Transaction”) contemplated by the Purchase Agreement among Crestwood Holdings LLC (f/k/a First Reserve Crestwood Holdings LLC) (“Crestwood Holdings”), Quicksilver Resources Inc. (“Quicksilver”), Cowtown Gas Processing LP and Cowtown Pipeline LP, dated July 22, 2010, as amended (the “Purchase Agreement”), the Partnership repaid in full and terminated its $320 million credit agreement, dated as of August 10, 2007, as amended as of October 10, 2008, and October 22, 2009 (the “Existing Credit Agreement”), among the Partnership and Bank of America, N.A., as administrative agent, BNP Paribas, as syndication agent, and the lenders party thereto. Further, all obligations of the Partnership, all security interests and other liens granted to or held by the administrative agent for the benefit of the lenders as security for such indebtedness under the Existing Credit Agreement were satisfied, released and discharged. The Existing Credit Agreement was repaid in full through borrowings under the new Credit Agreement entered into concurrently with the closing of the Transaction described under Item 1.01 above.

Existing Services and Secondment Agreement

In connection with the closing of the Transaction, Quicksilver and Crestwood Gas Services GP LLC (f/k/a Quicksilver Gas Services GP LLC) (the “General Partner”) terminated the Services and Secondment Agreement, dated August 10, 2007, between Quicksilver and the General Partner, pursuant to which specified employees of Quicksilver were seconded to the General Partner to provide operating, routine maintenance and other services with respect to the gathering and processing assets that are owned and operated by the Partnership. The services will be carried out by employees of Crestwood Holdings Partners, LLC (“Crestwood Holdings Partners”).

Existing Omnibus Agreement

Upon the closing of the Transaction, the Omnibus Agreement dated August 10, 2007 by and among the Partnership, the General Partner and Quicksilver (the “Existing Omnibus Agreement”) terminated by its terms, except with respect to certain indemnifications provisions which survive in accordance with their terms.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions of the Credit Agreement described above under Item 1.01 are incorporated in this Item 2.03 by reference. A copy of the Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.03 by reference.

Item 5.01	Changes in Control of Registrant.

On October 1, 2010, Crestwood Holdings completed the acquisition of Crestwood Gas Services Holdings LLC (f/k/a Quicksilver Gas Services Holdings LLC) and the other transactions contemplated by the Purchase Agreement. Crestwood Gas Services Holdings LLC holds all of the equity interests of the General Partner and holds 5,696,752 common units and 11,513,625 subordinated units of the Partnership. Upon completion of the Transaction, all of the equity interests of Crestwood Gas Services Holdings LLC was acquired by Crestwood Holdings. In addition, certain directors of the General Partner resigned and were replaced by designees of Crestwood Holdings Partners as described under Item 5.02 below.

The total consideration for the acquisition of all the interests in Crestwood Gas Services Holdings LLC and the subordinated promissory note previously issued by the Partnership to Quicksilver described in Item 8.01 below, was $701 million, subject to additional future earn-out payments of up to $72 million. $530,855,723.73 of the cash consideration was funded though an equity investment in Crestwood Holdings made indirectly by the members of Crestwood Holdings Partners, including (i) FR Midstream Holdings LLC and (ii) by certain members of management of Crestwood Holdings Partners that are members of Crestwood Holdings Partners. The remainder of the cash consideration payable at closing, $170,144,276.27, was funded with the net proceeds of $180 million of term loan borrowings by Crestwood Holdings pursuant to a new secured term loan. The term loan was arranged by a lending syndicate comprised of Bank of America, N.A., Royal Bank of Canada, BNP Paribas, Banc of America Securities LLC, BNP Paribas Securities Corp. and RBC Capital Markets Corporation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Transaction, Glen Darden, Jeff Cook and Philip W. Cook voluntarily resigned from the board of directors of the General Partner effective October 1, 2010. Following such resignations, on October 1, 2010, Crestwood Gas Services Holdings LLC appointed five new directors to the board of directors of the General Partner: Timothy H. Day, a Managing Director of FRC Founders Corporation; Robert G. Phillips, Chief Executive Officer of Crestwood Holdings Partners; Michael France, a Vice President of FRC Founders Corporation; J. Hardy Murchison, a Managing Director of FRC Founders Corporation; and Joel Lambert, Associate General Counsel of FRC Founders Corporation. Each of these new directors was appointed in connection with and as a result of their affiliation with Crestwood Holdings.

Thomas Darden, Alvin Bledsoe, Philip Gettig and John Somerhalder II will continue to serve as directors of the General Partner.

In addition, in connection with the closing of the Transaction, Glenn Darden, Thomas Darden, Jeff Cook, Philip Cook, John Cirone and John Regan voluntarily resigned as Chairman of the Board; President and Chief Executive Officer; Executive Vice President – Chief Operating Officer; Senior Vice President – Chief Financial Officer; Senior Vice President, General Counsel and Secretary; and Vice President – Chief Accounting Officer, respectively, of the General Partner. Following such resignations, Robert G. Phillips, William G. Manias, Terry L. Morrison, Joel D. Moxley, Mark G. Stockard and Eric Guy were appointed as the President and Chief Executive Officer, Chief Financial Officer and Secretary, Senior Vice President-Operations and Commercial, Senior Vice President-Business Development, Vice President of Investor Relations and Treasurer and Vice President and Controller, respectively, of the General Partner.

Robert. G. Phillips, 55, has served as Chairman, President and CEO of Crestwood Midstream Partners, LLC since November 2007. Previously, Mr. Phillips served as President and Chief Executive Officer and a Director of Enterprise Products Partners L.P. from February 2005 until June 2007 and Chief Operating Officer and a Director of Enterprise Products Partners L.P. from September 2004 until February 2005. Phillips also served on the Board of Directors of Enterprise GP Holdings L.P. the general partner of Enterprise Products Partners L.P. from February 2006 until April 2007. Mr. Phillips currently serves as a Director of Pride International, Inc., one of the world’s largest offshore drilling contractors, and is a member of the Audit Committee. Mr. Phillips is also an Advisory Director of Triten Corporation, a leading international engineering firm and alloy products manufacturer.

William G. Manias, 48, joined Crestwood Midstream Partners, LLC in October 2009 and currently serves as its Chief Financial Officer. His general responsibilities include all aspects of the partnership’s financial, accounting, and acquisition activities. Before joining Crestwood Midstream Partners, LLC, Mr. Manias was the Chief Financial Officer of TEPPCO Partners, LP from January 2006 through January 2009. Prior to TEPPCO, he served as Vice President of Business Development and Strategic Planning at Enterprise Product Partners, LP.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2010, the Partnership filed with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Limited Partnership (the “Certificate of Amendment”) for the purpose of changing the Partnership’s name from Quicksilver Gas Services LP to Crestwood Midstream Partners LP. The name change was approved by the General Partner. The Certificate of Amendment of the Partnership is attached hereto as Exhibit 3.1.

On October 5, 2010, the Partnership’s trading symbol for its common units, which are currently listed on the New York Stock Exchange, changed from KGS to CMLP. The change in trading symbol is related solely to the change in partnership name described above.

A copy of the press release announcing the changes in the Partnership’s name and trading symbol is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 5.03.

Item 8.01	Other Events.

On October 1, 2010, the Partnership issued a press release announcing that Quicksilver, the owner of 100% of the membership interests in the General Partner and 5,696,752 common units and 11,513,625 subordinated units of the Partnership, completed the sale of all its interests in the General Partner and the Partnership as well as the sale of the Subordinated Promissory Note, dated as of August 10, 2007, made by the Partnership payable to the order of Quicksilver, to Crestwood Holdings LLC, a subsidiary of Crestwood Holdings Partners, contemplated by the Purchase Agreement. Crestwood Holdings Partners is a portfolio company of FRC Founders Corporation.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to the Certificate of Limited Partnership of Quicksilver Gas Services LP

10.1	Credit Agreement, dated as of October 1, 2010, among Crestwood Midstream Partners LP (f/k/a Quicksilver Gas Services LP), BNP Paribas as administrative agent and collateral agent, Banc of America Securities LLC, BNP Paribas Securities Corp. and RBC Capital Markets Corporation, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Royal Bank of Canada, as syndication agents, and UBS Securities and The Royal Bank of Scotland PLC as co-documentation agents

99.1	Press Release issued by Crestwood Midstream Partners LP dated October 4, 2010

99.2	Press Release issued by Crestwood Midstream Partners LP dated October 1, 2010

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Gas Services GP LLC, its general partner

Date: October 6, 2010	By:	/S/ ROBERT G. PHILLIPS
Robert G. Phillips President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Amendment to the Certificate of Limited Partnership of Quicksilver Gas Services LP

10.1	Credit Agreement, dated as of October 1, 2010, among Crestwood Midstream Partners LP (f/k/a Quicksilver Gas Services LP), BNP Paribas as administrative agent and collateral agent, Banc of America Securities LLC, BNP Paribas Securities Corp. and RBC Capital Markets Corporation, as joint lead arrangers and joint bookrunners, Bank of America, N.A. and Royal Bank of Canada, as syndication agents, and UBS Securities and The Royal Bank of Scotland PLC as co-documentation agents

99.1	Press Release issued by Crestwood Midstream Partners LP dated October 4, 2010

99.2	Press Release issued by Crestwood Midstream Partners LP dated October 1, 2010